November 1, 2010

Mr. Tim D. Ruddy
Director
Vista International Technologies, Inc.
3885 Vale View Lane
Mead, CO 80542

Mr. Thomas P. Pfisterer
CEO & Director
Vista International Technologies, Inc.
12 Craft Road
New Hartford, NY 13413

RE: Resignation

Gentlemen
This letter shall serve as notice of my resignation as a Director of Vista International Technologies, Inc. effective immediately. I wish the company good success going forward.

In resigning at this time I am relying on the Corporation's By-laws, Certificate of Incorporation and long standing policies and corporate insurance policies, regarding defense and indemnification of officers and directors for any and all liability claims that may arise from the term as a Director.

Respectfully

Barry J. Kemble